UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 13, 2005

LSI LOGIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-10317	94-2712976
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)

(408) 433-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01 Entry into a Material Definitive Agreement

     On May 23, 2005, Wilfred J. Corrigan’s status as an employee of LSI Logic Corporation (the “Company”) ceased. Mr. Corrigan remains as the non-executive Chairman of the Board of Directors. In connection with this event on June 13, 2005, certain stock option agreements (as described below) related to prior stock option grants to Mr. Corrigan were modified as follows:

     Mr. Corrigan’s fully vested nonstatutory stock option to purchase 600,000 shares of Company common stock (granted on August 15, 1997) and his fully vested nonstatutory stock option to purchase 1,000,000 shares of Company common stock (granted on November 20, 1998) were each modified to extend the exercise period for such options through the term of each such option (a period of 10 years from the grant date with respect to each stock option).

     This modification does not result in an accounting charge to the Company.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

Exhibit Number	Description

10.1	Amendment No.1 to the LSI Logic Corporation 1991 Equity Incentive Stock Option Agreement dated August 15, 1997 with Wilfred J. Corrigan

10.2	Amendment No.1 to the LSI Logic Corporation 1991 Equity Incentive Stock Option Agreement dated November 20, 1998 with Wilfred J. Corrigan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI LOGIC CORPORATION, a Delaware corporation
By:	/s/ David G. Pursel
David G. Pursel
Vice President, General Counsel and Corporate Secretary

Date: June 17, 2005

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No.1 to the LSI Logic Corporation 1991 Equity Incentive Stock Option Agreement dated August 15, 1997 with Wilfred J. Corrigan

10.2	Amendment No.1 to the LSI Logic Corporation 1991 Equity Incentive Stock Option Agreement dated November 20, 1998 with Wilfred J. Corrigan